Exhibit 99.1

OSI Systems Reports Third Quarter Fiscal 2017 Financial Results

  Record Q3 Revenue of $245 Million (16% increase over prior year)
  Q3 Earnings Per Diluted Share
    GAAP EPS of $0.72 (compared to $0.47 in same prior-year period)
    Non-GAAP EPS of $0.85 (29% increase over prior year)

HAWTHORNE, Calif.--(BUSINESS WIRE)--April 26, 2017--OSI Systems, Inc. (NASDAQ: OSIS) today announced financial results for the quarter ended March 31, 2017.

“Once again driven by a solid performance in our Security division, we are pleased to announce strong fiscal third quarter results,” said Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer. “The AS&E business, which we acquired during our fiscal first quarter, has continued to deliver positive results. In addition, during the third quarter we successfully completed a convertible debt offering at attractive terms further strengthening our balance sheet.”

The Company reported record revenues of $245.1 million for the third quarter of fiscal 2017, an increase of 16% from the $210.8 million reported for the third quarter of fiscal 2016. Net income for the third quarter of fiscal 2017 was $14.0 million, or $0.72 per diluted share, compared to net income of $9.3 million, or $0.47 per diluted share, for the third quarter of fiscal 2016. Non-GAAP net income (excluding the impact of impairment, restructuring and other charges, acquired intangible assets, non-cash interest expense and gain from the disposition of a business, net of related tax impact thereof) for the third quarter of fiscal 2017 was $16.6 million, or $0.85 per diluted share, compared to non-GAAP net income for the third quarter of fiscal 2016 of $13.2 million, or $0.66 per diluted share.

For the nine months ended March 31, 2017, the Company reported revenues of $708.5 million, an increase of 17% as compared to the same period a year ago. Net income in this nine-month period of fiscal 2017 was $19.5 million, or $1.00 per diluted share, compared to net income of $20.3 million, or $1.00 per diluted share, in the same period a year ago. Non-GAAP net income for the nine months ended March 31, 2017 was $38.8 million, or $1.98 per diluted share, compared to non-GAAP net income of $33.0 million, or $1.63 per diluted share, for the comparable period in the prior year.

During the quarter ended March 31, 2017, the Company's book-to-bill ratio for equipment and related services (non-turnkey) was 1.0. As of March 31, 2017 the Company's backlog (measured as quantifiable purchase orders or contracts for which revenues are expected to be recognized within the next five years) was $686 million, compared to $623 million as of June 30, 2016. During the third fiscal quarter, cash flow generated from operations was $33.9 million and capital expenditures were $7.7 million.

Mr. Chopra stated, “Our Security division revenues increased 31% to a third quarter record of $145 million, of which $28 million was generated by our recently acquired AS&E business. Excluding the AS&E revenues, sales in our Security division increased 6% over sales in the same prior-year quarter. We leveraged the growth and achieved synergies from the AS&E acquisition to significantly improve our third quarter year-over-year operating income.”

Mr. Chopra further commented, “Our Optoelectronics and Manufacturing division continues to expand its profit margins due to operational improvements, together with a more favorable product mix and a migration to more profitable customers, resulted in third quarter operating margin expansion.”

Mr. Chopra concluded, “Our Healthcare business is beginning to emerge from previous new product launch difficulties and challenging hospital spending environment that have hindered performance during the past several quarters. Excluding the impact of a non-core healthcare business divestiture, sales increased by 7% over the prior year. We are optimistic that our recently strengthened management team and improved product portfolio in our Healthcare division will deliver strong results.”

Fiscal Year 2017 Outlook

The Company is updating the fiscal 2017 sales guidance to $950 million - $970 million and narrowing its non-GAAP earnings guidance to $2.85 - $3.05 per diluted share, which includes the impact of the sale of a business in its Healthcare division. Actual sales and non-GAAP diluted earnings per share could vary from this guidance including as a result of the matters discussed under the “Forward-Looking Statements” section.

The Company’s fiscal 2017 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of non-GAAP diluted EPS guidance on a forward-looking basis to GAAP diluted EPS, the most directly comparable GAAP measure, because it is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due primarily to year-over-year variability and the difficulty in making accurate forecasts and projections of impairment, restructuring and other charges and their related tax effects.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months and nine months ended March 31, 2016 and 2017 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges, amortization of intangible assets acquired through business acquisitions, non-cash interest expense related to convertible debt, gain from the disposition of a business and their associated tax effects. Management believes that these non-GAAP financial measures provide (i) additional insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s results, excluding amounts management does not view as reflective of ongoing operating results, for planning and forecasting and for assessing the performance of the business, and (iii) a meaningful comparison against results for past periods of results for current periods and guidance for future periods. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results and future prospects in the same manner as the Company’s management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP financial measures should not be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

OSI Systems, Inc. will host a conference call and simultaneous webcast over the Internet beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the third quarter of fiscal 2017. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until May 9, 2017. The replay can either be accessed through the Company’s website, www.osi-systems.com, or via telephonic replay by calling 1-855-859-2056 and entering the conference call identification number '10705080' when prompted for the replay code.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. OSI combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems, Inc. or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs and projections and similar expressions concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information regarding expected revenues, earnings and growth in fiscal 2017. In addition, the Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact of volatility in oil prices; unfavorable currency exchange rate fluctuations; market acceptance of the Company's new and existing technologies, products and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's ongoing investigations and compliance reviews; contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment or penalties; AS&E integration and other AS&E-related risks; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings which could have a material and adverse impact on the Company's business, financial condition and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with requirements under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2016	March 31, 2017
Assets

Cash and cash equivalents	$104,370	$158,472
Accounts receivable, net	141,716	183,838
Inventories	273,288	267,191
Other current assets	35,944	47,066
Total current assets	555,318	656,567
Goodwill	122,819	241,727
Intangible assets	56,283	120,575
Other non-current assets	257,303	216,868
Total Assets	$991,723	$1,235,737

Liabilities and Stockholders' Equity

Bank lines of credit	$125,000	$93,000
Current portion of long-term debt	2,759	2,410
Accounts payable and accrued expenses	117,455	139,665
Other current liabilities	122,621	113,151
Total current liabilities	367,835	348,226
Long-term debt	6,054	240,018
Deferred income taxes	29,160	28,600
Other long-term liabilities	47,828	64,581
Total liabilities	450,877	682,425
Total stockholders’ equity	540,846	554,312
Total Liabilities and Stockholders’ Equity	$991,723	$1,235,737

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2017	2016	2017
Revenues	$210,804	$245,146	$608,193	$708,549
Cost of goods sold	140,745	159,118	402,099	471,839
Gross profit	70,059	86,028	206,094	236,710
Operating expenses:
Selling, general and administrative	39,233	49,431	122,767	144,528
Research and development	12,945	14,395	37,871	39,811
Impairment, restructuring and other charges	4,537	2,508	15,634	21,885
Total operating expenses	56,715	66,334	176,272	206,224
Income from operations	13,344	19,694	29,822	30,486
Interest expense, net	(680)	(2,583)	(2,025)	(5,716)
Other income (expense), net	14	2,094	(58)	2,088
Income before income taxes	12,678	19,205	27,739	26,858
Provision for income taxes	3,335	5,186	7,483	7,329
Net income	$9,343	$14,019	$20,256	$19,529

Diluted earnings per share	$0.47	$0.72	$1.00	$1.00
Weighted average shares outstanding – diluted	19,941	19,515	20,261	19,585

UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2017	2016	2017
Revenues – by Segment:
Security division	$110,550	$144,824	$300,680	$408,037
Healthcare division	49,113	49,667	156,126	146,427
Optoelectronics and Manufacturing division (including intersegment revenues)	61,306	58,309	184,414	175,864
Intersegment revenues eliminations	(10,165)	(7,654)	(33,027)	(21,779)
Total	$210,804	$245,146	$608,193	$708,549

Operating income (loss) – by Segment:
Security division	$14,554	$18,287	$29,723	$36,767
Healthcare division	(188)	936	6,130	(1,527)
Optoelectronics and Manufacturing division	5,325	5,974	14,078	16,149
Corporate	(6,077)	(6,067)	(19,182)	(21,882)
Eliminations	(270)	564	(927)	979
Total	$13,344	$19,694	$29,822	$30,486

RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2016		2017		2016		2017
	Net		Net		Net		Net
	income	EPS	income	EPS	income	EPS	income	EPS
GAAP basis	$9,343	$0.47	$14,019	$0.72	$20,256	$1.00	$19,529	$1.00
Impairment, restructuring and other charges	4,537	0.23	2,508	0.13	15,634	0.77	21,885	1.12
Amortization of acquired intangible assets	713	0.03	2,405	0.12	1,837	0.09	6,025	0.30
Non-cash interest expense	--	--	706	0.04	--	--	706	0.04
Gain from disposition of business	--	--	(2,110)	(0.11)	--	--	(2,110)	(0.11)
Tax effect of above adjustments	(1,381)	(0.07)	(948)	(0.05)	(4,713)	(0.23)	(7,233)	(0.37)
Non-GAAP basis	$13,212	$0.66	$16,580	$0.85	$33,014	$1.63	$38,802	$1.98

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended March 31, 2016
					Optoelectronics and		Corporate /
	Security Division		Healthcare Division		Manufacturing Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$14,554	13.2%	$(188)	-0.4%	$5,325	8.7%	$(6,347)	$13,344	6.3%
Impairment, restructuring and other charges	1,243	1.1%	1,683	3.4%	557	0.9%	1,054	4,537	2.2%
Amortization of acquired intangible assets	202	0.2%	163	0.4%	348	0.6%	-	713	0.3%
Non-GAAP basis– operating income (loss)	$15,999	14.5%	$1,658	3.4%	$6,230	10.2%	$(5,293)	$18,594	8.8%

Three Months Ended March 31, 2017
					Optoelectronics and		Corporate /
	Security Division		Healthcare Division		Manufacturing Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$18,287	12.6%	$936	1.9%	$5,974	10.2%	$(5,503)	$19,694	8.0%
Impairment, restructuring and other charges	995	0.7%	1,113	2.2%	265	0.5%	135	2,508	1.0%
Amortization of acquired intangible assets	1,989	1.4%	55	0.1%	360	0.6%	-	2,404	1.0%
Non-GAAP basis– operating income (loss)	$21,271	14.7%	$2,104	4.2%	$6,599	11.3%	$(5,368)	$24,606	10.0%

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Nine Months Ended March 31, 2016
					Optoelectronics and		Corporate /
	Security Division		Healthcare Division		Manufacturing Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$29,723	9.9%	$6,130	3.9%	$14,078	7.6%	$(20,109)	$29,822	4.9%
Impairment, restructuring and other charges	7,543	2.5%	1,683	1.1%	3,054	1.7%	3,354	15,634	2.6%
Amortization of acquired intangible assets	611	0.2%	489	0.3%	736	0.4%	-	1,836	0.3%
Non-GAAP basis– operating income (loss)	$37,877	12.6%	$8,302	5.3%	$17,868	9.7%	$(16,755)	$47,292	7.8%

Nine Months Ended March 31, 2017
					Optoelectronics and		Corporate /
	Security Division		Healthcare Division		Manufacturing Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$36,767	9.0%	$(1,527)	-1.0%	$16,149	9.2%	$(20,903)	$30,486	4.3%
Impairment, restructuring and other charges	15,130	3.7%	2,348	1.6%	553	0.3%	3,854	21,885	3.1%
Amortization of acquired intangible assets	4,578	1.1%	359	0.2%	1,087	0.6%	-	6,024	0.8%
Non-GAAP basis– operating income (loss)	$56,475	13.8%	$1,180	0.8%	$17,789	10.1%	$(17,049)	$58,395	8.2%

CONTACT:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
12525 Chadron Ave.
Hawthorne, CA 90250
(310) 349-2237
avashishat@osi-systems.com